Exhibit 99.1

 [LOGO]


                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com


                                                                    NEWS RELEASE


Level 3 contacts:

Media:         Josh Howell                              Investors:  Robin Grey
               720-888-2517                                         720-888-2518

               Arthur Hodges
               720-888-6184


                Level 3 to Acquire Genuity Assets and Operations

                      Level 3 to Assume Certain Obligations
                  And Pay $242 Million, Subject to Adjustments

                   Verizon, America Online, And Genuity Banks
                          Sign Agreements With Level 3

     Purchase to be Completed Through Genuity's Voluntary Chapter 11 Filing



BROOMFIELD, Colo., November 27, 2002 -- Level 3 Communications, Inc. (Nasdaq:LVLT) and Genuity Inc. (Nasdaq:GENU) announced today that they have signed a definitive agreement under which Level 3 will acquire substantially all of the assets of the Massachusetts-based communications company.

Level 3 will pay up to $242 million in cash and assume a significant  portion of
existing  long-term  operating   agreements  to  acquire  Genuity's  assets  and
operations.  To facilitate

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the transaction,  Genuity today is filing voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code. Level 3's cash consideration at closing could be reduced subject to certain material adjustments.

Closing expected first quarter 2003

Closing is expected to occur during the first quarter of 2003. The transaction is subject to approval by the bankruptcy court and certain government regulatory agencies.

"This transaction represents the best outcome for the key constituencies of both Genuity and Level 3," said Paul R. Gudonis, chairman and chief executive officer of Genuity. "Both companies, as well as Genuity's largest customers and creditors, have signed agreements supporting the transaction.

"We're particularly pleased that all of the key parties have come together in support of this acquisition. For Genuity's customers, the transaction will result in a stronger, financially sound, operationally reliable provider of communications services. For Genuity's business partners, the agreement will help ensure business relationships continue with the least possible disruption. And for employees, this transaction offers the maximum possible opportunity for the greatest number of people.

"Genuity has a long and proud history, and we know that Level 3 shares our vision of the future of fiber optics and IP communications. We look forward to continuing our work with the leadership team at Level 3 in the weeks ahead."

"There is a unique and compelling  fit between  Genuity and Level 3," said James
Q. Crowe, Level 3's chief executive officer. "The transaction combines the assets and operations of Genuity, the company that helped invent the Internet, with Level 3, the company that built the first network fully optimized for Internet Protocol-based communications. Both companies are experienced providers of optical and IP-based services, and both are Tier 1 Internet backbone providers with industry-leading quality of

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service.  Genuity's transport and dedicated and dial-up Internet access business
- more than 80 percent of revenue - is complementary to Level 3's transport, managed modem and IP services business.

"Level 3 and Genuity share cultures of technological excellence and innovation," said Crowe. "Genuity literally helped conceive the key technologies that underpin the Internet, while Level 3 has pioneered developments in softswitch technology and MPLS services, and revolutionized bandwidth provisioning with its ONTAP process. We believe that, together, we can build on that strong combined legacy."

Based in Woburn, Mass., Genuity operates an international IP network. The company provides dial-up and dedicated Internet access, transport, managed security and VPN, hosting and other services to communications companies, enterprises and government agencies. Its largest customers are Verizon Communications and America Online, which accounted for greater than 60 percent of its $223 million in revenue for the third quarter of 2002.

Key customers and banks sign agreements

All but one of Genuity's banks have signed an agreement in support of the transaction.

Verizon has executed a new multi-year contract to purchase wholesale dial-up, IP, transport and other services from Level 3, to take effect when the transaction closes.

"Verizon is very pleased to be entering into this partnership, under which Level 3 will become Verizon's primary supplier of backbone services," said Lawrence T. Babbio, vice chairman and president of Verizon. "We have been very pleased with the creativity and service brought to us by Level 3 in the past, and we look forward to this expanded relationship."
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"This agreement will significantly  expand our relationship with Verizon, one of the world's premier telecommunications carriers," said Charles C. Miller, vice chairman of Level 3. "Verizon is extremely sophisticated in building and operating advanced communications networks, and we are very pleased that they have chosen to incorporate Level 3's backbone services into those networks. After the transaction with Genuity, Level 3 will be a clear leader in supplying backbone services to carriers such as Verizon."

America Online has signed an agreement consenting to the transaction that contemplates Level 3 acquiring America Online's network services agreement with Genuity.

"America Online already has an important, longstanding relationship with Level 3," said Geraldine MacDonald, senior vice president for global access networks at America Online. "We are in support of this transaction, which provides us with the assurance of stability and a seamless continuation of service. We've been very pleased with the service Level 3 has provided in the past, and we look forward to a continuing positive relationship."

In addition, Allegiance Telecom Inc., Genuity's largest network supplier, supports the transaction.

"We have a longstanding and mutually beneficial relationship with Level 3," said Royce Holland, chairman and CEO of Allegiance Telecom, Inc. "We support this transaction and look forward to continuing our relationship with Level 3 as the transaction moves forward."

New operating company to be formed

As part of this transaction, Level 3 is also acquiring Genuity's managed services business and its associated enterprise customers and product set. "We recognize the importance of these customers and are committed to ensuring they receive the highest quality service without disruption," said Kevin O'Hara, president and chief operating officer of Level 3.

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"As a result, we plan to combine these operations with those of our (i)Structure subsidiary in order to focus on the needs of those customers. That new managed services operating company will do business under the name 'Genuity,' a recognized leader in that market."

Transaction terms

Under the terms of the Level 3-Genuity agreement:
     >> Level 3 will pay up to $242 million in cash and assume a significant portion of existing long-term operating agreements for Genuity's U.S. assets and operations;
     >> Level 3's cash consideration at closing could be reduced subject to certain material adjustments;
     >> The cash on Genuity's balance sheet, together with Level 3's cash consideration, will be distributed to creditors of Genuity;
     >> Closing is subject to, among other customary conditions, receipt of Hart-Scott-Rodino approval and other relevant regulatory approvals, as well as bankruptcy court approval.

"Given the substantial similarities between the companies' strategic approach, service offerings and geographical reach, this transaction creates opportunities to increase sales while achieving significant cost efficiencies that the parties believe are unique," said Sureel Choksi, chief financial officer of Level 3. "It preserves Level 3's fully funded status, while accelerating the point in time when Level 3 expects to become free cash flow positive. The combined organization will be an industry leader with strength in growing markets, including IP access and backbone services."

Level 3's acquisition strategy

Crowe noted that the agreement with Genuity is consistent with Level 3's overall acquisition strategy. "As we have said in the past, we evaluate every potential acquisition according to its ability to generate positive cash flow from high credit quality customers," Crowe said. "We look for opportunities to acquire recurring revenues that come

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predominantly  from  services  we already  provide in  geographic  areas that we already serve, with customers consistent with our existing customer base. Above all, we are committed to remaining fully funded to free cash flow breakeven and improving our financial position. Our agreement with Genuity meets all of these key criteria.

"We look forward to working together to close this transaction and have the support of the key parties involved. At the same time, as with any acquisition, there is a risk that the Genuity transaction may not be completed, and we continue to analyze and consider other opportunities."

Level 3 will hold a conference call to discuss today's announcement on Monday, December 2, at 11 a.m. eastern time. To join the call, please dial 612-326-1003. A live broadcast of the call can also be heard on Level 3's web site at www.level3.com. An audio replay of the call will also be accessible through the web site or by dialing 320-365-3844 - Access Code 662298.

About Level 3 Communications
Level 3 (Nasdaq:LVLT) is an international communications and information services company. The company offers a wide range of communications services over its 20,000 mile broadband fiber optic network including Internet Protocol
(IP) services, broadband transport, colocation services, and patented Softswitch-based managed modem and voice services. Its Web address is www.Level3.com .

The company offers information  services through its wholly-owned  subsidiaries,
(i)Structure   and  Software   Spectrum.   (i)Structure   provides   managed  IT
infrastructure services and enables businesses to outsource costly IT operations. Its Web address is www.i-structure.com. Software Spectrum is a global business-to-business software services provider specializing in enterprise software management, licensing and support. Its web address is www.softwarespectrum.com.


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Forward Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: changes in the overall economy relating to, among other things, the September 11 attacks and subsequent events, substantial capital requirements; development of effective internal processes and systems; the ability to attract and retain high quality employees; technology; the number and size of competitors in its markets; law and regulatory policy; and the mix of products and services offered in the company's target markets. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.